Exhibit 99.1

Cartesian Therapeutics Reports First Quarter 2025 Financial Results and Provides Business Update

Initiation of Phase 3 AURORA trial of Descartes-08 in myasthenia gravis expected in 2Q25; deep and sustained benefits observed through Month 12 after a single course of therapy in Phase 2b trial

Preliminary data from Phase 2 trial of Descartes-08 in systemic lupus erythematosus expected in 2H25

Initiation of Phase 2 pediatric basket trial of Descartes-08 in select autoimmune indications expected in 2H25

Approximately $182.1 million cash, cash equivalents and restricted cash as of March 31, 2025 expected to support planned operations into mid-2027, including completion of planned Phase 3 AURORA trial

Frederick, MD, May 8, 2025 (GLOBE NEWSWIRE) – Cartesian Therapeutics, Inc. (NASDAQ: RNAC) (the “Company”), a clinical-stage biotechnology company pioneering cell therapy for autoimmune diseases, today reported financial results for the first quarter ended March 31, 2025, and outlined recent corporate updates.

“We are off to a strong start in what we expect to be a productive year marked by several potential value-creating milestones across our pipeline,” said Carsten Brunn, Ph.D., President and Chief Executive Officer of Cartesian. “This includes the recent presentation of updated data from our Phase 2b trial of Descartes-08 in participants with myasthenia gravis (MG), in which we observed deep and sustained benefits at Month 12 following a single course of therapy, particularly in participants without exposure to prior biologic therapies. These data underscore the potential of Descartes-08, which is designed to be dosed conveniently in an outpatient setting without the need for preconditioning chemotherapy, to truly transform the current treatment paradigm, and we look forward to commencing our Phase 3 AURORA trial by the end of this quarter.”

Dr. Brunn continued, “In addition, progress continues across the balance of our pipeline, with preliminary data from our ongoing Phase 2 trial of Descartes-08 in patients with systemic lupus erythematosus (SLE), as well as the initiation of a pediatric basket trial in select autoimmune diseases, expected in the second half of this year.”

Recent Pipeline Progress and Anticipated Milestones

•Announced Positive Updated Long-Term Results from Phase 2b Trial of Descartes-08 in Participants with MG, with Sustained Benefits Observed Through 12 Months After a Single Course of Therapy. In April 2025, the Company announced updated efficacy and safety data from the Phase 2b trial of Descartes-08 in participants with MG. After a single course of therapy, Descartes-08-treated participants were observed to sustain deep responses through long-term follow-up, with an average 4.8-point reduction in the MG Activities of Daily Living Scale (MG-ADL) at Month 12. The deepest and most compelling sustained responses observed in Descartes-08-treated participants who did not have prior exposure to biologic therapies, with an average 7.1-point reduction in MG-ADL and 57% of patients in this subgroup maintaining minimum symptom expression at Month 12. The safety profile of Descartes-08 was consistent with previously reported data and continues to support outpatient administration.
An encore presentation of the data, which were originally shared at the 2025 American Academy of Neurology Annual Meeting, will be featured during the 15th International Conference on Myasthenia Gravis and Related Disorders being held May 13-15, 2025, in The Hague, Netherlands. The presentation, titled “Efficacy and safety of autologous BCMA-directed mRNA CAR T-cell therapy in generalized myasthenia gravis: Results from a phase 2b randomized placebo-controlled trial”, will be delivered by James (Chip) F. Howard, Jr., M.D., Cartesian Clinical Advisor and Professor of Neurology, Medicine, and Allied Health at the University of North Carolina School of Medicine, on May 15, 2025 during the 8:25 am CEST session.
•Initiation of Phase 3 AURORA Trial of Descartes-08 in MG on Track for 2Q25. The randomized, double-blind, placebo-controlled Phase 3 AURORA trial is designed to assess Descartes-08 versus placebo (1:1 randomization) administered as six once-weekly outpatient infusions without preconditioning chemotherapy in approximately 100 participants with acetylcholine receptor autoantibody positive (AChR Ab+) MG. The primary endpoint will assess the proportion of Descartes-08 participants with an improvement in MG-ADL score of three points or more at Month 4 compared to placebo. Descartes-08, Cartesian’s lead product candidate, is an autologous anti-B cell maturation antigen (BCMA) chimeric antigen receptor T-cell therapy (CAR-T).
•Preliminary Data from Ongoing Phase 2 Open-Label Trial of Descartes-08 in Patients with SLE Expected in the Second Half of 2025. The trial is designed to assess the safety, tolerability and clinical activity of outpatient Descartes-08 administration without preconditioning chemotherapy in patients with SLE. SLE is an incurable autoimmune disease marked by systemic inflammation that affects multiple organ systems and impacts approximately 1.5 million people in the United States.

•Phase 2 Pediatric Basket Trial of Descartes-08 in Select Autoimmune Diseases Expected to Initiate in the Second Half of 2025. This pediatric basket trial will target juvenile SLE, juvenile MG, juvenile dermatomyositis (JDM) and anti-neutrophil cytoplasmic antibody associated vasculitis. The FDA previously granted Rare Pediatric Disease Designation to Descartes-08 for the treatment of JDM, which is a rare pediatric autoimmune disorder.

•Dosing Continues in First-in-Human Phase 1 Clinical Trial of Descartes-15. The Phase 1 dose escalation trial of Cartesian’s next-generation, autologous anti-BCMA CAR-T cell therapy, is designed to assess the safety and tolerability of outpatient Descartes-15 administration in patients with multiple myeloma. Following the Phase 1 dose escalation trial, the Company expects to subsequently assess Descartes-15 in autoimmune indications.

First Quarter 2025 Financial Results

•Cash, cash equivalents and restricted cash as of March 31, 2025 was $182.1 million and is expected to support planned operations, including completion of planned Phase 3 AURORA trial for Descartes-08 in MG, into mid-2027.

•Research and development expenses were $14.7 million for the three months ended March 31, 2025, compared to $9.7 million for the three months ended March 31, 2024. The increase in expenses was primarily a result of increased expenses for the Phase 2b trial and the activities associated with the Phase 3 AURORA trial for Descartes-08 for MG.

•General and administrative expenses were $8.3 million for the three months ended March 31, 2025, compared to $9.5 million for the three months ended March 31, 2024. The decrease in expenses was primarily the result of reductions in professional fees incurred in connection with the 2023 merger.

•Net loss was $(17.7) million, or $(0.68) net loss per share (basic), for the three months ended March 31, 2025, compared to net loss of $(56.8) million, or $(10.50) net loss per share (basic), for the three months ended March 31, 2024.

About Descartes-08

Descartes-08, Cartesian’s lead cell therapy candidate, is an autologous chimeric antigen receptor T-cell therapy (CAR-T) product targeting B-cell maturation antigen (BCMA) in clinical development for generalized myasthenia gravis (MG) and systemic lupus erythematosus. In contrast to conventional DNA-based CAR T-cell therapies, Cartesian’s CAR-T administration is designed to not require preconditioning chemotherapy, can be administered in the outpatient setting, and does not carry the risk of genomic integration associated with cancerous transformation. Descartes-08 has been granted Orphan Drug Designation and Regenerative Medicine Advanced Therapy Designation by the U.S. Food and Drug Administration for the treatment of MG, and Rare Pediatric Disease Designation for the treatment of juvenile dermatomyositis.

About Descartes-15

Descartes-15 is a next-generation, autologous anti-BCMA CAR-T cell therapy. In preclinical studies, Descartes-15 has been observed to achieve an approximately ten-fold increase in CAR expression and selective target-specific killing, relative to Descartes-08. Similar to Descartes-08, Descartes-15 is designed to be administered without preconditioning chemotherapy and does not use integrating vectors.

About Cartesian Therapeutics

Cartesian Therapeutics is a clinical-stage company pioneering cell therapy for the treatment of autoimmune diseases. The Company’s lead asset, Descartes-08, is a CAR-T entering Phase 3 clinical development for patients with generalized myasthenia gravis and Phase 2 development for systemic lupus erythematosus, with a Phase 2 basket trial planned in additional autoimmune indications. A Phase 3 trial of Descartes-08 in patients with generalized myasthenia gravis has received written agreement from the FDA under the Special Protocol Assessment process. The Company’s clinical-stage pipeline also includes Descartes-15, a next-generation, autologous anti-BCMA CAR-T currently being evaluated in a Phase 1 trial in patients with multiple myeloma. For more information, please visit www.cartesiantherapeutics.com or follow the Company on LinkedIn or X, formerly known as Twitter.

Forward Looking Statements

Any statements in this press release about the future expectations, plans and prospects of the Company, including without limitation, statements regarding the Company’s expected cash resources and cash runway, the ability of the Company’s product candidates to be administered in an outpatient setting or without the need for preconditioning lymphodepleting chemotherapy, the potential of Descartes-08, Descartes-15, or any of the Company’s other product candidates to treat myasthenia gravis, juvenile myasthenia gravis, systemic lupus erythematosus, juvenile systemic lupus erythematosus, juvenile dermatomyositis, anti-neutrophil cytoplasmic antibody-associated vasculitis, multiple myeloma, or any other disease, the anticipated timing or the outcome of ongoing and planned clinical trials, studies and data readouts, including the planned Phase 3 AURORA trial of Descartes-08 in myasthenia gravis, the planned Phase 2 pediatric basket trial of Descartes-08 in juvenile dermatomyositis, juvenile systemic lupus erythematosus, juvenile myasthenia gravis, and anti-neutrophil cytoplasmic antibody-associated vasculitis, and the ongoing Phase 2 trial of Descartes-08 in systemic lupus erythematosus, the anticipated timing or the outcome of the FDA’s review of the Company’s regulatory filings, the Company’s ability to conduct its clinical trials and preclinical studies, the timing or making of any regulatory filings, the anticipated timing or outcome of selection of developmental product candidates, the novelty of treatment paradigms that the Company is able to develop, the potential of any therapies developed by the Company to fulfill unmet medical needs, and enrollment in the Company’s clinical trials and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including proof of concept trials, including uncertain outcomes, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, the ability to predict results of studies performed on human beings based on results of studies performed on non-human subjects, the unproven approach of the Company’s technology, potential delays in enrollment of patients, undesirable side effects of the Company’s product candidates, political uncertainty, the Company’s reliance on third parties to conduct its clinical trials, the Company’s inability to maintain its existing or future collaborations, licenses or contractual relationships, its inability to protect its proprietary technology and intellectual property, potential delays in regulatory approvals, the availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements, the Company’s recurring losses from operations and negative cash flows, substantial fluctuation in the price of the Company’s common stock, risks related to geopolitical conflicts, pandemics, and macroeconomic impacts, and other important factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in other filings that the Company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this press release, except as required by law.

Cartesian Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(Amounts in thousands, except share data and par value)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$180,434	$212,610
Accounts receivable	1,765	872
Prepaid expenses and other current assets	2,921	3,144
Total current assets	185,120	216,626
Non-current assets:
Property and equipment, net	10,174	9,912
Right-of-use asset, net	5,351	5,535
In-process research and development assets	150,600	150,600
Goodwill	48,163	48,163
Long-term restricted cash	1,669	1,669
Investments	2,000	2,000
Other assets	6,053	518
Total assets	$409,130	$435,023
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$2,097	$288
Accrued expenses and other current liabilities	9,197	12,076
Lease liability	3,704	2,851
Contingent value right liability	—	7,761
Total current liabilities	14,998	22,976
Non-current liabilities:
Lease liability, net of current portion	10,362	11,133
Warrant liabilities, net of current portion	2,018	3,836
Contingent value right liability, net of current portion	387,400	387,739
Deferred tax liabilities, net	16,141	16,141
Total liabilities	430,919	441,825
Stockholders’ deficit:
Series A Preferred Stock, $0.0001 par value; 134,904.563 shares authorized as of March 31, 2025 and December 31, 2024; 120,790.402 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Series B Preferred Stock, $0.0001 par value; 437,927 shares authorized as of March 31, 2025 and December 31, 2024; 437,927 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Preferred stock, $0.0001 par value; 9,427,168.437 shares authorized as of March 31, 2025 and December 31, 2024; no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 350,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 25,936,101 and 25,767,369 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	692,578	689,887
Accumulated deficit	(709,781)	(692,071)
Accumulated other comprehensive loss	(4,589)	(4,621)
Total stockholders’ deficit	(21,789)	(6,802)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$409,130	$435,023

Cartesian Therapeutics, Inc. and Subsidiaries
 Consolidated Statements of Operations and Comprehensive Loss
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Revenue:
Collaboration and license revenue	$400	$5,840
Grant revenue	700	—
Total revenue	1,100	5,840
Operating expenses:
Research and development	14,674	9,738
General and administrative	8,315	9,450
Total operating expenses	22,989	19,188
Operating loss	(21,889)	(13,348)
Interest income	2,015	1,164
Change in fair value of warrant liabilities	1,818	1,042
Change in fair value of contingent value right liability	346	(39,300)
Change in fair value of forward contract liabilities	—	(6,890)
Other income, net	—	508
Net loss	$(17,710)	$(56,824)

Other comprehensive loss:
Foreign currency translation adjustment	32	(5)
Total comprehensive loss	$(17,678)	$(56,829)

Net loss per share allocable to common stockholders:
Basic and diluted	$(0.68)	$(10.50)
Weighted-average common shares outstanding:
Basic and diluted	25,902,650	5,414,020

Investor Contact
Megan LeDuc
Associate Director of Investor Relations
megan.leduc@cartesiantx.com

Media Contact
David Rosen
Argot Partners
david.rosen@argotpartners.com